UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 20, 2021

CIM Real Estate Finance Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Commission file number 000-54939

Maryland		27-3148022
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
2398 East Camelback Road, 4th Floor
Phoenix,	Arizona	85016
(Address of principal executive offices)		(Zip Code)
	(602)	778-8700
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement.
On December 20, 2021 (the “Effective Date”), certain subsidiaries (collectively, the “Seller”) of CIM Real Estate Finance Trust, Inc. (the “Company”) entered into an Agreement of Purchase and Sale (the “Purchase and Sale Agreement”) with American Finance Trust, Inc. (Nasdaq: AFIN) (“AFIN”), American Finance Operating Partnership, L.P. (“AFIN OP”), and certain of their subsidiaries (collectively, the “Purchaser”), companies not affiliated with the Seller, to sell to the Purchaser 79 shopping centers and two single-tenant properties, for which the Seller will receive, in the aggregate, approximately $1.32 billion in total consideration at closing (the “Purchase Price”). The Purchase Price is subject to adjustment if certain of the existing tenants that have rights of first refusal to purchase an underlying property exercise those rights or if AFIN OP exercises limited rights to exclude certain properties not exceeding $200 million in value from those being acquired. In addition, the Purchase Price will increase pursuant to an earn out that becomes payable to the Seller in connection with leases executed between October 21, 2021 and 180 days post-closing of the subject sites. The Company anticipates closing the transaction, which may occur in phases, during the first quarter of 2022. The Company can give no assurance that the closing will occur within this timeframe, or at all.
The Purchase Price will be paid mainly in cash, subject to the Purchaser’s option to seek the assumption of certain existing debt, and the issuance of up to $53.4 million in value of AFIN’s Class A common stock, par value $0.01 per share (“AFIN Common Stock”), or Class A units in AFIN OP (“AFIN OP Units”). The amount of AFIN Common Stock or AFIN OP Units, as applicable, that may be issued at the first closing of this transaction will be dependent on the allocated purchase price of the sites sold at the first closing, with the remainder, if any, to be funded at the second closing. If the Seller elects to receive AFIN Common Stock, AFIN has agreed, as part of the Purchase and Sale Agreement, to register the shares for resale and make a resale prospectus available for sales by the Seller subject to certain limits described more fully in the Purchase and Sale Agreement. If the Seller selects AFIN OP Units, the AFIN OP Units may be redeemed by the Seller for, at AFIN OP’s option, cash or shares of AFIN Common Stock. If shares of AFIN Common Stock are issued pursuant to such redemption of the AFIN OP Units, AFIN is required to register those shares and make a resale prospectus available for sales by the Seller subject to the limits described in the Purchase and Sale Agreement. In both cases, AFIN may be required to redeem the AFIN Common Stock if the Seller’s ability to resell is restricted for periods longer than permitted under the Purchase and Sale Agreement and pay, as liquidated damages, an amount equal to the original issuance price of the AFIN Common Stock or the AFIN OP Units, as applicable. The number of AFIN OP Units or the shares of AFIN Common Stock to be issued will be equal to the portion of the $53.4 million to be issued at the applicable closing based on a formula reflecting the per share volume weighted average price of the AFIN Common Stock preceding the Effective Date and the applicable closing, subject to a collar as further described in the Purchase and Sale Agreement.
The material terms of the Purchase and Sale Agreement include: (i) an earnest money deposit from the Purchaser of $40 million due within two business days after the Effective Date, which shall be non-refundable to the Purchaser (except as otherwise provided in the Purchase and Sale Agreement) as of the Effective Date; (ii) an initial closing date within 30 days following the Effective Date, subject to satisfaction of customary closing conditions; (iii) limited rights to exclude one or more properties from the sale as a result of certain findings or circumstances detailed in the Purchase and Sale Agreement; (iv) certain rights to delay the closing of one or more properties if reasonably needed to allow for the anticipated loan assumptions or to satisfy other specific requirements that may by determined to be applicable to such delayed closing properties, and (v) an ability for the Seller to add incrementally to the total compensation amount to be received by delivering approved new leases for any property prior to the applicable closing thereof or within 180 days thereafter as further detailed in the Purchase and Sale Agreement. In addition, AFIN OP is required to pay half of all costs associated with assuming any of the existing debt on the properties. The Company is joining the Purchase and Sale Agreement for the limited purpose of providing credit support for certain obligations of the Seller as further detailed in the Purchase and Sale Agreement.
Under the Purchase and Sale Agreement, the parties have made certain representations, warranties and covenants including those related to the operation of the properties between the signing of the Purchase and Sale Agreement and the closing. The Purchase and Sale Agreement includes closing conditions, including, among other things: (i) the absence of any order by a governmental authority restraining, enjoining or prohibiting the transactions contemplated by the Purchase and Sale Agreement; (ii) the receipt of any regulatory approvals; (iii) the accuracy of each party’s representations and warranties giving effect to any qualifications; and (iv) material compliance by the parties with their respective covenants and obligations under the Purchase and Sale Agreement.
Following the final close of the transaction, the Company’s credit lease portfolio1 is expected to consist of 114 tenant concepts encompassing approximately 13.2 million gross rentable square feet of commercial space across 45 states. Those assets are 98.4% leased with a weighted average lease term of 10.8 years and represent 25 industry sectors. Additionally, the Company’s senior secured loan portfolio is $1.6 billion as of September 30, 2021.
1 Based on portfolio information as of September 30, 2021.

After the repayment of certain debt and other transaction costs, the Company will redeploy net sale proceeds into investments in senior secured loans and credit leases, consistent with its core business strategy as a credit-focused real estate investment trust.
The foregoing summary description of the Purchase and Sale Agreement is not complete and is qualified in its entirety by the actual terms of the Purchase and Sale Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.
Attached to this Form 8-K as Exhibit 99.1 is a press release issued on December 20, 2021 related to the Purchase and Sale Agreement.
The information furnished under Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
Agreement of Purchase and Sale, dated as of December 20, 2021, by and among certain indirect subsidiaries of CIM Real Estate Finance Trust, Inc., American Finance Operating Partnership, L.P., ARG SSSTRPA001, LLC, ARG SMSHPPA001, LLC, ARG CCCARPA001, LLC and American Finance Trust, Inc.

99.1	Press Release issued December 20, 2021 related to the Purchase and Sale Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2021	CIM REAL ESTATE FINANCE TRUST, INC.
	By:	/s/ Nathan D. DeBacker
	Name:	Nathan D. DeBacker
	Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)